STANDISH, AYER & WOOD INVESTMENT TRUST

                                POWER OF ATTORNEY

         The undersigned officer of Standish, Ayer & Wood Investment Trust, a Massachusetts business trust (the "Trust"), does hereby severally constitute and appoint Richard S. Wood, Edward H. Ladd and James E. Hollis III, and each of them acting singly, to be my true, sufficient and lawful attorneys, with full power to each of them, and each of them acting singly, to sign for me, in my name and in the capacities indicated below, (1) any and all amendments to the Registration Statement on Form N-1A to be filed by the Trust under the Securities Act of 1933, as amended (the "1933 Act"), and/or the Investment Company Act of 1940, as amended (the "1940 Act"), (2) any registration statement on Form N-14, and any and all amendments thereto, filed by the Trust and (3) any and all other documents and papers relating thereto, and generally to do all such things in my name and on my behalf in the capacities indicated below to enable the Trust to comply with the 1940 Act and the 1933 Act and all requirements of the Securities and Exchange Commission thereunder, hereby ratifying and confirming my signature as it may be signed by said attorneys or each of them to any and all such documents.

         IN WITNESS WHEREOF, I have hereunder set my hand on this Instrument on this 3rd day of October, 1997.



/s/ Paul G. Martins
-----------------------------------
Paul G. Martin,
Vice President and Treasurer
(principal financial and accounting
officer)